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                                                                   Exhibit 23.04


                 CONSENT OF ERNST AND YOUNG, INDEPENDENT AUDITORS

We consent reference to our firm under the caption "experts" and to the incorporation by reference in the Registration Statement (Form S-4) of our report dated October 12, 1995, with respect to the financial statements of TXN Solution Integrators (A Partnership) for the year ended September 30, 1995 included in Form 8-K(A) of Transaction Systems Architects, Inc. dated June 3, 1996.

                                       Ernst & Young
                                       Chartered Accountants

Thornhill, Canada
August 7, 1996